Exhibit 3.1

                          NB&T Financial Group, Inc.
         Second Amended and Restated Articles of Incorporation, as amended


                       SECOND AMENDED AND RESTATED
                                ARTICLES OF
                       INTERCOUNTY BANCSHARES, INC.
                  As Amended Through September 23, 1998


FIRST: The name of the corporation is InterCounty Bancshares, Inc. (the "Corporation").

SECOND: The place in Ohio where the principal office of the Corporation is to be located is in the City of Wilmington, County of Clinton.

THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

FOURTH:

Section 4.01. The total number of authorized shares of the Corporation is six million one hundred thousand (6,100,000) shares of which:

               (a) Six million (6,000,000), without par value, shall be a class of common shares designated "Common Stock."

               (b) Fifty thousand (50,000), without par value, shall be of a class designated "Class A Preferred Shares."

               (c) Fifty thousand (50,000), without par value, shall be of a class designated "Class B Preferred Shares."

Section 4.02. The directors of the Corporation are authorized to provide for the issuance from time to time in one or more series of any number of authorized and unissued shares of Class A Preferred Shares and Class B Preferred Shares. The Directors of the Corporation are further authorized, subject to limitations prescribed by law and by the provisions of this Article Fourth, to adopt amendments to the Articles in respect of any unissued or treasury shares of the Class A Preferred Shares and the Class B Preferred Shares to fix or change the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. Subject to limitations prescribed by law, the authority of the Directors with respect to each series shall include, but not be limited to, a determination of the following:


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               A.  The number of shares constituting that series and the
                   distinctive designation of that series;

               B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of shares;

               C. Whether that series shall have conversion or exchange privileges and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

               D. Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               E. Whether that series shall be entitled to the benefit of a purchase, retirement or sinking fund, and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of such fund or funds;

               F. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or of any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

               G. The right of the shares of that series in the event of any voluntary or involuntary dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of shares; and


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               H.  Such other rights, preferences and limitations as shall not be inconsistent with this Article Fourth.

Section 4.03. Each share of Common Stock shall entitle the holder thereof to one (1) vote for the election of directors and for all other purposes. Each Class A Preferred Share shall entitle the holder thereof to no votes for the election of directors or for any other purposes except as otherwise required by law. Each Class B Preferred Share shall entitle the holder thereof to ten (10) votes for the election of directors and for all other purposes. Except as specifically required by law or these articles, all shares of the Corporation shall be voted together as a single class.

FIFTH: The directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it; (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of the Corporation; and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of the Corporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the Corporation or authorized by its Articles.

SIXTH: No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

SEVENTH: Shareholders shall not have the right to vote cumulatively in the election of directors.

EIGHTH:

Section 8.01. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven (7) nor more than eleven (11) directors, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors in office or by the shareholders. The directors shall be divided into two (2) classes consisting of at least three (3) directors each. The total number of directors

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constituting the entire Board of Directors shall be apportioned among the classes as nearly equally as possible. The election of each class of directors shall be a separate election.

Section 8.02. At the meeting of shareholders at which these Second Amended and Restated Articles shall be adopted, three (3) directors shall be elected for a one-year term and three (3) directors shall be elected for a two-year term. At each succeeding annual meeting of shareholders beginning in 1990, successors to the class of directors whose term expires that year shall be elected for a two-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class at no less than three, as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for `the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors, and any other vacancy occurring in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Section 8.03. All the directors, or all the directors of a particular class, or any individual director, may be removed from office by the shareholders, with or without assigning any cause, only by the affirmative vote of the holders of eighty percent (80%) of the voting power of the Corporation entitling them to elect directors, or an individual director, in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board. The directors may remove any director only in the manner provided by law.

Section 8.04.  A.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Eighth. Such nominations, other than those made by or at the direction of the directors or by any nominating committee or person appointed by the directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be

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                   timely, a shareholder's notice shall be delivered to or
                   mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than thirty-five (35) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders of an annual meeting held on a date other than the date fixed by the Regulations, notice by the shareholder to be timely must be so received not later than the close of business on the seventh (7th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the requirements set forth in this Article Eighth.

               B. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article Eighth; and, if he should so determine, the defective nomination shall be disregarded.

NINTH: A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalid by reason of the fact that any director or any firm of which any director is a shareholder or director is in any way interested in such transaction, contract or act, provided that such director or such firm or such corporation that is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect to any

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such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is so interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director, were not interested in such transaction or contract or act.

TENTH: Except as provided in these Articles or as otherwise required by law, including without limitation Article Eleventh, notwithstanding any provision of the Ohio Revised Code as now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes thereof, such action may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes.

ELEVENTH:

Section 11.01. Notwithstanding any affirmative vote required by law or in any agreement with any national securities exchange or any other provision of these Articles or the Regulations of the Corporation or otherwise:

               (i)    any merger or consolidation of the Corporation; or

               (ii) any sale, exchange, transfer or other disposition of all, or substantially all, of the assets, with or without the goodwill, of the Corporation; or

               (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

               (iv) any proposal by the shareholders to fix or change the number of directors of the Corporation; or

               (v)    any amendment of the Articles of the Corporation; or

               (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in Clauses
                      (i) to (v) of this Article Eleventh,

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation, voting together as a single class, present in person or re-presented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called;


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provided, however, that if seventy-five percent (75%) of the directors continuing in office recommend approval of any one or more of the actions specified in this Article Eleventh, such action or actions may be taken upon approval by a majority of the voting power of the Corporation, voting together as a single class, present in person or represented by proxy, and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called.

TWELFTH:

Section 12.01. Mandatory Indemnification. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 12.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 12.02. Court-Approved Indemnification. Anything contained in the Articles, the Regulations or elsewhere to the contrary notwithstanding:



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                A.  the Corporation shall not indemnify any officer or
                    director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas of Clinton County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                B. the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 12.02.

Section 12.03. Indemnification for Expenses. Anything contained in the Articles, the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporations has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 12.04.  Determination Required.  Any indemnification required under
                Section 12.01 and not precluded under Section 12.02 shall be made by the Corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 12.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney,

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                or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Clinton County, Ohio or (if the
                Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 12.04 at any time, including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 12.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 12.04 shall be evidence in rebuttal of the presumption recited in Section 12.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division
                (B)of this Section 12.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Clinton County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 12.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 12.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:



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                A.  if it shall ultimately be determined as provided in
                    Section 12.04 that he is not entitled to be indemnified by the Corporation as provided under Section 12.01; or

                B. if, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation, unless and only to the extent that the Court of Common Pleas of Clinton County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 12.06. Article Twelfth Not Exclusive. The indemnification provided by this Article Twelfth shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 12.07. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation (domestic or foreign, nonprofit or for profit), partnership joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Twelfth. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 12.08. Certain Definitions. For purposes of this Article Twelfth, and as examples and not by way of limitation:



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                A.  A person claiming indemnification under this Article
                    Twelfth shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                B. References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" within the meaning of that term as used in this Article Twelfth.

Section 12.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Twelfth may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Clinton County, Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Clinton County, Ohio in any such action, suit or proceeding.

THIRTEENTH: These Second Amended and Restated Articles supersede and take the place of the existing articles of InterCounty Bancshares, Inc.



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                                   AMENDMENT


RESOLVED, that the Second Amended and Restated Articles of Incorporation of InterCounty Bancshares, Inc., be amended by deleting Article FIRST in its entirety and substituting therefor the following Article FIRST:

        FIRST: The name of the corporation is NB&T Financial Group, Inc. (the "Corporation").





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